Walmart Inc. provides update for second quarter and fiscal year 2023
Company lowers profit outlook for Q2 and FY23
Operating margin expected to be about 4.2% for Q2 and 3.8% to 3.9% for FY23
Outlook for net sales higher for FY23 given Q2 results, elevated by inflation

Bentonville, Ark., July 25, 2022 – Walmart Inc. (NYSE: WMT) provided a business update today and revised its outlook for profit for the second-quarter and full-year, primarily due to pricing actions aimed to improve inventory levels at Walmart and Sam’s Club in the U.S. and mix of sales.

Comp sales for Walmart U.S., excluding fuel, are expected to be about 6% for the second quarter. This is higher than previously expected with a heavier mix of food and consumables, which is negatively affecting gross margin rate. Food inflation is double digits and higher than at the end of Q1. This is affecting customers’ ability to spend on general merchandise categories and requiring more markdowns to move through the inventory, particularly apparel. During the quarter, the company made progress reducing inventory, managing prices to reflect certain supply chain costs and inflation, and reducing storage costs associated with a backlog of shipping containers. Customers are choosing Walmart to save money during this inflationary period, and this is reflected in the company’s continued market share gains in grocery.

“The increasing levels of food and fuel inflation are affecting how customers spend, and while we’ve made good progress clearing hardline categories, apparel in Walmart U.S. is requiring more markdown dollars. We’re now anticipating more pressure on general merchandise in the back half; however, we’re encouraged by the start we’re seeing on school supplies in Walmart U.S.” said Doug McMillon, Walmart Inc. president and chief executive officer.

Guidance updates
Based on the current environment and the company’s outlook for the remainder of the year, it is providing the following updates to its guidance.
•Consolidated net sales growth for the second quarter and full year is expected to be about 7.5% and 4.5%, respectively. Excluding divestitures1, consolidated net sales growth for the full year is expected to be about 5.5%.
•Net sales include a headwind from currency of about $1 billion in the second quarter. Based on current exchange rates, the company expects a $1.8 billion headwind in the second half of the year.
•The company maintains its expectations for Walmart U.S. comp sales growth, excluding fuel, of about 3% in the back half of the year.

1The company completed the sale of its operations in the U.K. and Japan in the first quarter of fiscal 2022.

•Operating income for the second-quarter and full-year2,3 is expected to decline 13 to 14% and 11 to 13%, respectively. Excluding divestitures1, operating income for the full year2 is expected to decline 10 to 12%.
•Adjusted earnings per share4 for the second quarter and full year is expected to decline around 8 to 9% and 11 to 13%, respectively. Excluding divestitures1, adjusted earnings per share4 for the full year is expected to decline 10 to 12%.

The company’s updated guidance includes the effects of the following discrete items in the second quarter:
•Proceeds from an insurance settlement for Walmart Chile, which positively affects operating income by $173 million and adjusted earnings per share by $0.05
•Proceeds from a special dividend received by the company related to its equity investment in JD.com, which positively affects other gains and losses by $182 million and adjusted earnings per share by $0.05

The company will provide further details on business performance and its outlook for the year when it reports second-quarter results on Aug. 16, 2022.

About Walmart
Walmart Inc. (NYSE: WMT) helps people around the world save money and live better - anytime and anywhere - in retail stores, online, and through their mobile devices. Each week, approximately 230 million customers and members visit more than 10,500 stores and numerous eCommerce websites under 46 banners in 24 countries. With fiscal year 2022 revenue of $573 billion, Walmart employs approximately 2.3 million associates worldwide. Walmart continues to be a leader in sustainability, corporate philanthropy and employment opportunity. Additional information about Walmart can be found by visiting https://corporate.walmart.com, on Facebook at https://facebook.com/walmart and on Twitter at https://twitter.com/walmart.

Investor Relations contact Dan Binder, CFA Daniel.Binder@walmart.com	Media Relations contact Randy Hargrove (800) 331-0085

1The company completed the sale of its operations in the U.K. and Japan in the first quarter of fiscal 2022.
2Growth rates reflect an adjusted basis for prior year results, which excludes business restructuring charges in the fourth quarter of fiscal 2022.
3Based on current foreign exchange translation rates, operating income includes estimated negative impacts of about $60 million and $100 million for the second quarter and fiscal 2023, respectively.
4Growth rates reflect an adjusted basis for prior year results, which exclude gains and losses on the Company’s equity investments, business restructuring charges, loss on extinguishment of debt recorded during the third quarter of fiscal 2022 and the incremental loss on the sale of the Company’s operations in the U.K. and Japan recorded during the first quarter of fiscal 2022.

Forward-looking statements
This release contains statements regarding Walmart management’s forecasts and guidance of or for consolidated net sales performance, comparable sales performance for its Walmart U.S. segment, consolidated operating income performance, adjusted earnings per share, and the impacts of foreign currency exchange rates, in each case, for the three month period ending July 31, 2022 and the full fiscal year ending January 31, 2023. Walmart believes such statements may be deemed to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Act") and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws. Assumptions on which such forward-looking statements are based are also forward-looking statements. Such forward-looking statements are not statements of historical facts, but instead express our estimates or expectations for our consolidated, or one of our segment's or business’, economic performance or results of operations for future periods or as of future dates or events or developments that may occur in the future or discuss our plans, objectives or goals.

Our actual results may differ materially from those expressed in or implied by any of these forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors including: the impact of the COVID-19 pandemic on our business and the global economy; economic, capital markets and business conditions; trends and events around the world and in the markets in which we operate; currency exchange rate fluctuations, changes in market interest rates and market levels of wages; changes in the size of various markets, including eCommerce markets; unemployment levels; inflation or deflation, generally and in particular product categories; consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels and demand for certain merchandise; the effectiveness of the implementation and operation of our strategies, plans, programs and initiatives; unexpected changes in our objectives and plans; the impact of acquisitions, investments, divestitures, and other strategic decisions; our ability to successfully integrate acquired businesses; changes in the trading prices of certain equity investments we hold; initiatives of competitors, competitors' entry into and expansion in our markets, and competitive pressures; customer traffic and average transactions in our stores and clubs and on our eCommerce websites; the mix of merchandise we sell, the cost of goods we sell and the shrinkage we experience; our gross profit margins; the financial performance of Walmart and each of its segments, including the amounts of our cash flow during various periods; the amount of our net sales and operating expenses denominated in the U.S. dollar and various foreign currencies; commodity prices and the price of gasoline and diesel fuel; supply chain disruptions and disruptions in seasonal buying patterns; the availability of goods from suppliers and the cost of goods acquired from suppliers; our ability to respond to changing trends in consumer shopping habits; consumer acceptance of and response to our stores, clubs, eCommerce platforms, programs, merchandise offerings and delivery methods; cyber security events affecting us and related costs and impact to the business; developments in, outcomes of, and costs incurred in legal or regulatory proceedings to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith; casualty and accident related costs and insurance costs; the turnover in our workforce and labor costs, including healthcare and other benefit costs; our effective tax rate and the factors affecting our effective tax rate, including assessments of certain tax contingencies, valuation allowances, changes in law, administrative audit outcomes, impact of discrete items and the mix of earnings between the U.S. and Walmart's international operations; changes in existing tax, labor and other laws and regulations and changes in tax rates including the enactment of laws and the adoption and interpretation of administrative rules and regulations; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which Walmart operates and elsewhere and actions with respect to such policies, programs and initiatives; changes in accounting estimates or judgments; the level of public assistance payments; natural disasters, changes in climate, geopolitical events, global health epidemics or pandemics and catastrophic events; and changes in generally accepted accounting principles in the United States.

Our most recent annual report on Form 10-K and subsequent quarterly report on Form 10-Q filed with the SEC discuss other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in the release and related management commentary. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this release. Walmart cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or, even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made today are as of the date of this release. Walmart undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.